UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2008

VERACITY MANAGEMENT GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52493	43-1889792
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 SE 5th St. #401, Boca Raton, Florida 33432

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (561) 338-5120

2655 LeJeume Road, Suite 311, Coral Gables, FL 33134

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01	Change of Control of the Registrant.

On July 28, 2008, the majority of the shareholders of the issued and outstanding shares of capital stock of the Corporation exercised their election of rescission based on the failure of management to satisfy certain performance criteria defined in that certain Share Exchange Agreement dated as of August 31, 2006 by and between Kirshner International, Inc. and Veracity Management Group, Inc. As further provided in the Share Exchange Agreement, the shares previously issued to the shareholder of Veracity Management Group were cancelled and their shares of such entity returned thereto.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the rescission of the transaction referred to Item 5.01, the majority of shareholders removed Dr. Ronald L. Rideman as Chairman of the Board, Chief Executive Officer, Secretary and Acting Chief Financial Officer; Chad Huemme, Director; and Todd Rideman, Director from their capacity as officers and directors of the Corporation. The same meeting appointed Gregory L. Paige as Chief Executive Officer and Director, Marc L. Baker as Secretary and Acting Chief Financial Officer and Director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERACITY MANAGEMENT GLOBAL, INC.

By:	/s/Gregory L. Paige
Gregory L. Paige
Its:	Chief Executive Officer

Dated: July 30, 2008